Exhibit 5.1

SMITH, ANDERSON, BLOUNT, DORSETT,
MITCHELL & JERNIGAN, L.L.P.

OFFICES Wells Fargo Capitol Center 150 Fayetteville Street, Suite 2300 Raleigh, North Carolina 27601 —————	LAWYERS April 9, 2020	MAILING ADDRESS P.O. Box 2611 Raleigh, North Carolina 27602-2611 ————— TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

Novan, Inc.
4105 Hopson Road
Morrisville, North Carolina 27560

Re:    Novan, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Novan, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3, as amended (the “Registration Statement”), including (i) a base prospectus to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company, from time to time pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, of up to $150,000,000 maximum aggregate offering price consisting of an indeterminate number of (a) shares of the common stock of the Company, par value $0.0001 per share (“Common Stock”), (b) shares of one or more series of the preferred stock of the Company, par value $0.0001 per share (“Preferred Stock”), (c) one or more series of the debt securities of the Company (collectively, “Debt Securities”), each to be issued under an indenture to be entered into between the Company, as issuer, and a trustee to be selected by the Company, in the form attached as Exhibit 4.10 to the Registration Statement, as such indenture may be amended or supplemented from time to time (each, an “Indenture”), (d) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Shelf Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”), and (e) units comprised of Common Stock, Preferred Stock, Debt Securities and Warrants in any combination (the “Units”), and (ii) a warrant exercise prospectus (the “Warrant Exercise Prospectus”) to be filed with the Commission under the Act relating to the registration for issue and sale by the Company of (a) 10,000,000 shares of Common Stock underlying outstanding warrants of the Company, issued with an exercise price of $4.66, (b) 11,483,334 shares of Common Stock underlying outstanding warrants of the Company, issued with an exercise price of $0.30, (c) 594,958 shares of Common Stock underlying outstanding warrants of the Company, issued with an exercise price of $0.3750, (d) 1,452,326 shares of Common Stock underlying outstanding pre-funded warrants of the Company, issued with an exercise price of $0.0001, and (e) 558,140 shares of Common Stock underlying outstanding warrants of the Company, issued with an exercise price of $0.5375 (collectively, the “Outstanding Warrants”), as registered on a Registration Statement on Form S-3 filed with the Commission under the Act on October 2, 2017 (the “Prior Registration Statement”) (the 24,088,758 shares of Common Stock to be issued upon exercise of the Outstanding Warrants, the “Warrant Exercise Shares”).

Novan, Inc.
April 9, 2020

The Common Stock, Preferred Stock, Debt Securities, Shelf Warrants, and Units are collectively referred to herein as “Securities.” Capitalized terms not defined herein shall have the definitions ascribed to them in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

We have examined the Registration Statement, the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company (the “Bylaws”), and such other documents and matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. In our examination, we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conforming to originals of all documents submitted to us as certified copies or photocopies, and the authenticity of originals of such latter documents. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company, without investigation or analysis of any underlying data contained therein.

In rendering the opinions set forth in paragraphs 1–5 below, we have assumed the following:

(1)Immediately prior to the issuance of any shares of Common Stock or Securities convertible into or exercisable for, or that are comprised of, Common Stock, the Company will have available for issuance, under the Certificate of Incorporation, a sufficient number of authorized but unissued shares of Common Stock as is necessary to provide for such issuance, conversion or exercise.

(2)Immediately prior to the issuance of any shares of Preferred Stock or Securities convertible into or exercisable for, or that are comprised of, Preferred Stock, the Company will have available for issuance, under the Certificate of Incorporation, a sufficient number of authorized but unissued shares of Preferred Stock as is necessary to provide for such issuance, conversion or exercise.

(3)Prior to the issuance of any Securities (including upon conversion or exercise of any other Security in accordance with the terms of such Security), the Board of Directors of the Company (the “Board”) will have taken or caused to be taken all necessary corporate action to approve the issuance of and the terms of such Securities, the offering of such Securities and related matters, including, with respect to any shares of Common Stock or series of Preferred Stock, the consideration therefor (not less than par value), and with respect to any series of Preferred Stock, the designation of the relative rights, preferences and limitations of such Preferred Stock.

(4)Each issuance of Securities (including any issuance upon conversion or exercise of any other Security in accordance with the terms of such Security) and the terms of such Securities will comply with the Certificate of Incorporation, the Bylaws, the corporate action approving such issuance, applicable law, all instruments binding on the Company and any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

(5)The Registration Statement and any amendments thereto (including post-effective amendments) will have become effective, will be effective and will comply with all applicable laws, rules

Novan, Inc.
April 9, 2020

and regulations at the time the Securities are offered or issued, as contemplated by the Registration Statement.

(6)A prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws, rules and regulations.

(7)The Securities will be issued, offered and sold in the manner contemplated by the Registration Statement, including any applicable prospectus supplement.

(8)If applicable, a definitive purchase, underwriting or similar agreement with respect to any Securities to be issued (a “Purchase Agreement”) will have been duly authorized by all necessary corporate action of the Company and validly executed and delivered by the Company and the other parties thereto, and the Securities will be sold in accordance with the provisions of such Purchase Agreement.

(9)The Company is and will remain duly organized, validly existing and in good standing under applicable state law.

(10)There shall not have occurred any change in law affecting the validity or binding nature of the Securities.

(11)Each of the Debt Securities, Shelf Warrants, Warrant Agreements, Units and any agreements governing the Units (the “Unit Agreements”) will be governed by the internal laws of the State of New York.

In rendering the opinion set forth in paragraph 6 below, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company may cause outstanding securities to be exercisable or convertible for more shares of Common Stock than the number that remain authorized but unissued. Further, we have assumed the exercise price of Outstanding Warrants will not be adjusted to an amount below the par value per share of Common Stock.

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that:

1.With respect to any shares of Common Stock to be issued by the Company, (i) when the Company receives payment of the consideration approved by the Board and as specified in any applicable Purchase Agreement and (ii) upon either (a) the countersigning of the certificate representing the shares of Common Stock by a duly authorized signatory of the Company’s registrar for Common Stock or (b) the book entry of such shares by the transfer agent for the Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.With respect to any shares of any series of Preferred Stock to be issued by the Company, (i) when the Company has properly adopted, and filed with the Secretary of State of the State of Delaware, a Certificate of Designation relating to such series of Preferred Stock, (ii) when the Company receives payment of the consideration approved by the Board and as specified in any applicable Purchase Agreement, and (iii) upon either (a) the countersigning of the certificate representing the shares of

Novan, Inc.
April 9, 2020

Preferred Stock by a duly authorized signatory of the Company’s registrar for the Preferred Stock or (b) the book entry of such shares by the transfer agent for the Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.With respect to any Debt Securities to be issued by the Company, when (i) the applicable Indenture has been (a) duly authorized, executed and delivered by each party thereto and (b) duly qualified under the Trust Indenture Act of 1939, as amended, (ii) such Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the applicable Indenture, and (iii) the Company receives payment of the consideration approved by the Board and as specified in any applicable Purchase Agreement, such Debt Securities will constitute valid and binding obligations of the Company.

4.With respect to any Shelf Warrants to be issued by the Company, when (i) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, (ii) such Shelf Warrants have been issued in accordance with the terms of the applicable Warrant Agreement, and (iii) the Company receives payment of the consideration approved by the Board and as specified in the applicable Warrant Agreement and any applicable Purchase Agreement, such Shelf Warrants will constitute valid and binding obligations of the Company.

5.With respect to any Units to be issued by the Company, when (i) any applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, (ii) such Units have been issued in accordance with the terms of the applicable Unit Agreement, and (iii) the Company receives payment of the consideration approved by the Board and as specified in the applicable Unit Agreement and any applicable Purchase Agreement, such Units will constitute valid and binding obligations of the Company.

6.With respect to the Warrant Exercise Shares, (i) when issued and paid for in accordance with the Outstanding Warrants and as provided in the Warrant Exercise Prospectus and (ii) upon either (a) the countersigning of the certificate representing the shares of Common Stock by a duly authorized signatory of the Company’s registrar for Common Stock or (b) the book entry of such shares by the transfer agent for the Common Stock, the Warrant Exercise Shares will be validly issued, fully paid and nonassessable.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinions given herein, may be inferred or implied herefrom. Our opinions expressed herein are subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally, (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance, and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies. We express no opinion with respect to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent deemed to constitute a penalty, (b) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (c) any proxy, power or trust, (d) any provision for exclusivity, election or cumulation of rights or remedies, (e) any provision purporting to authorize a party to act in its sole discretion or to provide that determination by a party is conclusive, (f) any waiver of claims, defenses, rights granted by law, notice, opportunity for hearing, evidentiary requirements, statutes of

Novan, Inc.
April 9, 2020

limitation, trial by jury or other procedural rights, (g) any provision requiring payment of attorneys’ fees, (h) any provision for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to applicable law or public policy, (i) any grant of setoff rights, (j) any provision requiring waivers or amendments to be made only in writing, (k) any provision prohibiting, restricting or requiring consent to the assignment or transfer of any right or property, (l) any consent to, or restriction upon, governing law, jurisdiction of courts, venue of actions, means of service of process, arbitration or judicial relief, (m) any provision regarding severability, and (n) any provision to the extent it requires that a claim with respect to a security denominated other than in U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides.

The opinions expressed herein are limited to matters governed by the Delaware General Corporation Law and, as to the Debt Securities, Warrants and Units constituting valid and binding obligations of the Company, the laws of the State of New York, and no opinion is expressed herein as to the laws of any other jurisdiction. Opinions involving matters arising under the laws of the State of New York are given by lawyers in our firm who are licensed to practice in that jurisdiction. The opinions expressed herein do not extend to compliance with federal or state securities laws relating to the offer or sale of the Securities, and we express no opinion with respect to any law, rule or regulation that is applicable to any party to any Indenture, Purchase Agreement, Warrant Agreement or Unit Agreement, or to the transactions contemplated thereby, solely because such law, rule or regulation is part of a regulatory regime applicable as a result of the specific assets or business operations of any such party.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendment thereto. Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Sincerely yours,

SMITH, ANDERSON, BLOUNT, DORSETT,
MITCHELL & JERNIGAN, L.L.P.

/s/ Smith, Anderson, Blount, Dorsett,
Mitchell & Jernigan, L.L.P.